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                                                                  Exhibit 3.1(a)

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               iPHYSICIAN NET INC.

         The undersigned, Peter J. Moriarty and Lyle R. Scritsmier hereby certify that:

         1. They are the duly elected and acting Chairman of the Board and Secretary, respectively, of iPhysician Net Inc., a Delaware corporation.

         2. The Certificate of Incorporation of this Corporation was originally filed under the name Integrated Physician Networks, Inc. with the Secretary of State of the State of Delaware on January 10, 1996. A Certificate of Amendment to Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 27, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware under the name IPNI Communications Corporation on April 1, 1998, and a Certificate of Correction thereto was filed with the Secretary of State of the State of Delaware on April 9, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 16, 1998. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 29, 1999 changing the Corporation's name to iPhysician Net Inc. An amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 24, 1999.

         3. The Certificate of Incorporation of this Corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

                  The name of this corporation is iPhysician Net Inc., (the "Corporation").


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is CT Corporation System.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


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                                   ARTICLE IV

         (A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Fifty-Nine Million Forty-two Thousand Two Hundred and one (59,042,201) shares, each with a par value of $0.001 per share. Forty Million (40,000,000) shares shall be Common Stock and Nineteen million Forty-Two Thousand Two Hundred One (19,042,201) shares shall be Preferred Stock.

         (B) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. However, no shares of Preferred Stock may be issued after consummation by the Corporation of an initial public offering of its Common Stock pursuant to a registration statement on Form S-1 ( or equivalent successor form) under the Securities Act of 1933, as amended (the "Securities Act"). The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of Three Million Eight Hundred Fifty-One Thousand Seven Hundred Twenty-Four (3,851,724) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of Five Million (5,000,000) shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of Ten Million (10,000,000) shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of Eighty Three Thousand, Three Hundred and Thirty-Four (83,334) shares. The fifth series of Preferred Stock shall be designated "Series D-1 Preferred Stock" and shall consist of One Hundred Seven thousand, One Hundred and Forty-Three (107,143) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A, Series B, Series C, Series D and Series D-1 Preferred Stock are as set forth below in this Article IV(B).

                  1.       DIVIDEND PROVISIONS.

                           (a) The holders of shares of Series B, Series C, Series D and Series D-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A Preferred Stock and Common Stock of the Corporation, at the rate of $0.08 per share per annum on each outstanding share of Series B Preferred Stock, at the rate of $0.44 per share per annum on each outstanding share of Series C Preferred Stock, at the rate of $0.96 per share per annum on each outstanding share of Series D Preferred Stock, and at the rate of $1.12 per share per annum on each outstanding share of Series D-1 Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

                           (b) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

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                  2.       LIQUIDATION.

                           (a)      PREFERENCE.

                  (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B and Series C, Series D and Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to one dollar ($1.00) per share for each share of Series B Preferred Stock, five dollars and fifty cents ($5.50) per share for each share of Series C Preferred Stock, twelve dollars ($12.00) per share for each share of Series D Preferred Stock and fourteen dollars ($14.00) per share for each share of Series D-1 Preferred Stock, for each share then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B, Series C, Series D and Series D-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B, Series C, Series D and Series D-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                  (ii) Upon payment of the full preferential amount to the holders of the Series B, Series C, Series D and Series D-1 Preferred Stock pursuant to Section (2)(a)(i) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.7251 for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event and after the distribution to the holders of the Series B, Series C, Series D and Series D-1 Preferred Stock pursuant to Section (2)(a)(i) above, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts set forth in this Section (2)(a)(ii), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (b) REMAINING ASSETS. Upon the completion of the distribution required by Section 2(a)(i) and (ii) above, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series B, Series C, Series D and Series D-1 Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series B, Series C, Series D and Series D-1 Preferred Stock).

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                           (c)      CERTAIN ACQUISITIONS.

                                    (i) DEEMED LIQUIDATION. For purposes of this
          Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), or a sale of all or substantially all of the assets of the Corporation, in which the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity, or (ii) a sale or issuance of securities of the Corporation with the power to elect a majority of the board of directors of the Corporation, other than pursuant to a transaction approved by the holders of the Series B, Series C, Series D and Series D-1 Preferred Stock in accordance with Section 6(b) of this Article IV(B).

                                    (ii) VALUATION OF CONSIDERATION. In the
          event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                            (A) Securities not subject to
          investment letter or other similar restrictions on free marketability:

                                            (1) If traded on a securities
          exchange or The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                                            (2) If actively traded
          over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty
          (30) day period ending three (3) days prior to the closing; and

                                            (3) If there is no active public
          market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation; provided, however, that if the holders of a majority of the outstanding shares of Preferred Stock object to such determination, then as determined by an investment banker mutually acceptable to the Corporation and the holders of a majority of the outstanding shares of Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

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                                            (B) The method of valuation of
               securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation; provided, however, that if the holders of a majority of the outstanding shares of Preferred Stock object to such determination, then as determined by an investment banker mutually acceptable to the Corporation and the holders of a majority of the outstanding shares of Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

                                    (iii) NOTICE OF TRANSACTION. The Corporation
     shall give each holder of record of Series A, Series B, Series C, Series D and Series D-1 Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the stockholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of the Series B, Series C, Series D and Series D-1 Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series B, Series C, Series D and Series D-1 Preferred Stock.

                                    (iv) EFFECT OR NONCOMPLIANCE. In the event
     the requirements of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A, Series B, Series C, Series D and Series D-1 Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iii) hereof.

                  3. REDEMPTION.  The Preferred Stock is not redeemable.

                  4. CONVERSION. The holders of the Series A, Series B,
Series C, Series D and Series D-1 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a) RIGHT TO CONVERT. Subject to Section 4(c), each share of Series A, Series B, Series C, Series D and Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any


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         transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A)
         (i) one dollar ($1.00) in the case of the Series A Preferred Stock,
         (ii) one dollar ($1.00) in the case of the Series B Preferred Stock,
         (iii) five dollars and fifty cents ($5.50) in the case of the Series C Preferred Stock, (iv) twelve dollars ($12.00) in the case of the Series D Preferred Stock and (v) fourteen dollars ($14.00) in the case of the Series D-1 Preferred Stock (with respect to each series, the "Conversion Amount") by (B) the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (the product of the Conversion Amount divided by the Conversion Price shall be referred to herein as the "Conversion Ratio"). The initial Conversion Price per share shall be one dollar ($1.00) for shares of Series A Preferred Stock, one dollar ($1.00) for shares of Series B Preferred Stock, (c) five dollars and fifty cents ($5.50) for shares of Series C Preferred Stock, twelve dollars ($12.00) for shares of Series D Preferred Stock and fourteen dollars ($14.00) for shares of Series D-1 Preferred Stock. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d) below.

                           (b)      AUTOMATIC CONVERSION.

                                    (i) Each share of Series A Preferred Stock
          shall automatically be converted into shares of Common Stock at the Conversion Ratio at the time in effect for such share immediately upon, except as provided below in Section 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

                                    (ii) Each share of Series B, Series C,
          Series D and Series D-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), if (A) the public offering price of which is not less than the greater of (i) five dollars ($5.00) per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization), or (ii) a price which imputes an equity value to the Corporation pre-transaction of at least $80,000,000, and (B) which results in aggregate cash proceeds to the Corporation of fifteen million dollars ($15,000,000) (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of more than sixty percent (60%) of the then outstanding shares of Series B, Series C, Series D and Series D-1 Preferred Stock, voting together as a single class, provided that if such date as specified under this Section 4(b)(ii) has the effect of affecting the rights, preferences or privileges of the Series D or Series D-1 Preferred Stock (the "Series D Rights") in a manner adverse to the Series D Rights, then such date specification shall require the consent of the holders of the Series D and Series D-1 Preferred Stock.

                           (c) MECHANICS OF CONVERSION. Before any holder of Series A, Series B, Series C, Series D or Series D-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the

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         nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                            (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series B, Series C, Series D and Series D-1 Preferred Stock shall be subject to adjustment from time to time as follows:

                               (i) SPECIAL SERIES C PREFERRED STOCK ADJUSTMENTS.

                                             (A) If (1) the Corporation
          consummates a sale of its Common Stock pursuant to an initial public offering ("IPO") on a Form S-1 registration statement under the Securities Act on or before the first anniversary of the Purchase Date of the Series C Preferred Stock, and (2) the price to public per share, as shown on the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act (the "Public Offering Price") is less than or more than $10.00, then the Conversion Price of the Series C Preferred Stock shall be decreased or increased, as appropriate, to an amount equal to the product of (x) the Public Offering Price multiplied by (y) 0.55; provided that, in no event shall the Conversion Price of the Series C Preferred Stock be reduced pursuant to this Section 4(d)(i)(A) to below $2.00. The Conversion Ratio of the Series C Preferred Stock shall be adjusted to equal the Conversion Amount of such series divided by the Conversion Price of such series.

                                             (B) If the Corporation does not
          consummate an IPO as described in Section 4(d)(i)(A) above by the last day of the first anniversary of the Purchase Date of the Series C Preferred Stock, then the Conversion Price of the Series C Preferred Stock shall be adjusted to $2.00. The Conversion Ratio of the Series C Preferred Stock shall be adjusted to equal the Conversion Amount of such series divided by the Conversion Price of such series.

                                             (C) In the event of a liquidation
          event (as defined in Section 2(a)(i) or Section 2(c)(i) above), if the amount of cash or the fair market value of securities or other property (as determined pursuant to Section 2(c)(ii) above) to be received by the holders of Common Stock of the Corporation (assuming for such purposes conversion of all outstanding shares of Preferred Stock immediately prior to such event) is less than $10.00 per share, then the Conversion Price of the Series C Preferred Stock shall be adjusted to an amount equal to the product of (i) the per share amount of cash, securities or other property to be received, determined as set forth above, multiplied by (ii) 0.55; provided, however, that in no event shall the Conversion Price of the Series C Preferred Stock be reduced pursuant to this Section 4(d)(i)(C) to below $2.00; and provided further, that an adjustment to the Conversion Price pursuant to this Section 4(d)(i)(C) shall not be made if an adjustment to the Conversion Price has been or is required to be made pursuant to
          Section 4(d)(i)(B) above. The Conversion Ratio of the Series C Preferred Stock shall be adjusted to equal the Conversion Amount of such series divided by the Conversion Price of such series.

                                 (ii) SPECIAL SERIES D AND D-1 PREFERRED STOCK ADJUSTMENTS.

                                             (A) If (1) the Corporation
          consummates a sale of its Common Stock pursuant to an initial public offering ("IPO") on a Form S-1 registration statement under the Securities Act, and (2) the price to public per share, as shown on the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act (the "Public Offering Price") is less than twelve dollars ($12.00), then the Conversion Price of the Series D Preferred Stock shall be decreased to an amount equal to the Public Offering Price. The Conversion Ratio of the Series D Preferred Stock shall be adjusted to equal the Conversion Amount of such series divided by the Conversion Price of such series.

                                             (B) If (1) the Corporation
          consummates a sale of its Common Stock pursuant to an initial public offering ("IPO") on a Form S-1 registration statement under the Securities Act, and (2) the price to public per share, as shown on the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act (the "Public Offering Price") is less than fourteen dollars ($14.00), then the Conversion Price of the Series D-1 Preferred Stock shall be decreased to an amount equal to the Public Offering Price. The Conversion Ratio of the Series D-1 Preferred Stock shall be adjusted to equal the Conversion Amount of such series divided by the Conversion Price of such series.

                                             (C) If the Corporation does not
          consummate an IPO as described in Section 4(d)(i)(A) above by the last day of the first anniversary of the Purchase Date of the Series D-1 Preferred Stock, then the Conversion Price of the Series D-1 Preferred Stock shall be adjusted to $9.00. The Conversion Ratio of the Series D-1 Preferred Stock shall be adjusted to equal the Conversion Amount of such series divided by the Conversion Price of such series.

                                 (iii) ISSUANCE OF ADDITIONAL STOCK BELOW
          PURCHASE PRICE. If the Corporation shall issue, after the date upon which any shares of Series B, Series C, Series D or Series D-1 Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per

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          share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series B, Series C, Series D or Series D-1 Preferred Stock in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(iii), unless otherwise provided in this Section 4(d)(iii).

                                            (A) ADJUSTMENT FORMULA. Whenever the
          Conversion Price of the Series B, Series C, Series D, and Series D-1 Preferred Stock is adjusted pursuant to this Section 4(d)(iii), the new Conversion Price of such series shall be adjusted to a price equal to the price paid per share for the Additional Stock. The Conversion Ratio of the Series B, Series C, Series D, and Series D-1 Preferred Stock shall be adjusted to equal the Conversion Amount of such series divided by the Conversion Price of such series.

                                            (B) DEFINITION OF "ADDITIONAL
          STOCK". For purposes of this Section 4(d)(iii), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(iii)(E)) by the Corporation after the Purchase Date of the applicable series) other than:

                                                (1) Common Stock issued pursuant
          to a transaction described in Section 4(d)(iv) hereof;

                                                (2) Shares of Common Stock
          issuable or issued to employees, consultants or directors of the Corporation directly or pursuant to stock option plans or restricted stock plans approved by the Board of Directors;

                                                (3) Up to Three Hundred Thousand
          (300,000) shares of Common Stock, or options or warrants to purchase Common Stock, issued to financial institutions or lessors in connection with bona fide arm's-length commercial credit arrangements, equipment financings or similar transactions that are unanimously approved by the Board of Directors;

                                                (4) Shares of Common Stock or
          Preferred Stock issuable upon exercise of warrants outstanding as of the date of this Amended and Restated Certificate of Incorporation, including (i) the warrant issued to PictureTel Corporation ("PictureTel") to purchase up to 997,750 shares of Series A Preferred Stock or Common Stock, and any additional warrants issued to PictureTel pursuant to the Relationship Agreement dated as of September 22, 1997, as amended, (ii) the warrants to purchase up to 400,003 shares of the Corporation's Common Stock issued to the holders of the Corporation's $2.5 million face amount Convertible Promissory Notes dated March 5, 1999 (the "Convertible Notes"), and (iii) outstanding warrants to purchase up to 217,418 shares of the Corporation's Common Stock;

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                                                (5) Shares of Preferred Stock or
          Common Stock issued pursuant to conversion of the Convertible Notes;

                                                (6) Shares of Common Stock
          issued or issuable upon conversion of the Series A, Series B, Series C, Series D or Series D-1 Preferred Stock; and

                                                (7) Shares of Common Stock
          issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A, Series B, Series C, Preferred Stock will be converted to Common Stock.

                                            (C) NO FRACTIONAL ADJUSTMENTS. No
          adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

                                            (D) DETERMINATION OF CONSIDERATION.
          In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                            (E) DEEMED ISSUANCES OF COMMON
          STOCK. In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(iii):

                                                (1) The aggregate maximum number
          of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(iii)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                                (2) The aggregate maximum number
          of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to leases for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(iii)(D).

                                                (3) In the event of any change
          in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of Series B, Series C, Series D or Series D-1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                                (4) Upon the expiration of any
          such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B, Series C, Series D or Series D-1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                                (5) The number of shares of
          Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(iii)(E)(1) and 4(d)(iii)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(iii)(E)(3) or 4(d)(iii)(E)(4).

                           (F) NO INCREASED CONVERSION PRICE. Notwithstanding any other provisions of this Section (4)(d)(iii), except to the limited extent provided for in Sections 4(d)(iii)(E)(3) and 4(d)(iii)(E)(4), no adjustment of the Conversion Price of the Series B, Series C, Series
         D or Series D-1 Preferred Stock pursuant to this Section 4(d)(iii) shall have the effect of increasing the Conversion Price for such series above the Conversion Price for such series in effect immediately prior to such adjustment.

                           (iv) STOCK SPLITS AND DIVIDENDS. In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each of the Series A, Series B, Series C, Series D and Series D-1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                           (v) REVERSE STOCK SPLITS. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each of the Series A, Series B, Series C, Series D and Series D-1 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                           (e) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iv), then, in each such case for the purpose of this
         Section 4(e), the holders of Series A, Series B, Series C, Series D and Series D-1 Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                           (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A, Series B, Series C, Series D and Series D-1 Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such series of Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                           (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                           (h) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                           (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A, Series B, Series C, Series D or Series D-1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A, Series B, Series C, Series D or Series D-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A, Series B, Series C, Series D or Series D-1 Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A, Series B, Series C, Series D or Series D-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

                           (i) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A, Series B, Series C, Series D or Series D-1 Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series B, Series C, Series D or Series D-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                           (k) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A, Series B, Series C, Series D or Series D-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                  5. VOTING RIGHTS. The holder of each share of Series A, Series B, Series C, Series D or Series D-1 Preferred Stock shall have the right to one
(1) vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Except as provided by law or otherwise provided in this
Article IV, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and holders of Series B, Series C, Series D and Series D-1 Preferred Stock shall vote together as a single class. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A, Series B, Series C, Series D or Series D-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  6.       PROTECTIVE PROVISIONS.

                           (a) So long as at least an aggregate of 1,800,000 shares of the combined Series B, Series C, Series D and Series D-1 Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or Recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than sixty percent (60%) of the then outstanding shares of the Series B, Series C, Series D and Series D-1 Preferred Stock, voting together as a class:

                                     (1) alter or change the rights, preferences
         or privileges of the shares of Series B, Series C, Series D and Series D-1 Preferred Stock so as to affect adversely the shares of such series; provided that if such alteration or change has to effect of affecting the rights, preferences or privileges of the Series D and Series D-1 Preferred Stock (the "Series D Rights") in a manner adverse to the Series D Rights, then such alteration or change shall require the consent of the holders of the Series D and Series D-1 Preferred Stock;

                                     (2) increase or decrease (other than by
          redemption or conversion) the total number of authorized shares of Common or Preferred Stock;

                                     (3) authorize or issue, or obligate itself
         to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B, Series C, Series D and Series D-1 Preferred Stock; provided that if such authorization or issuance has the effect of affecting the Series D Rights in a manner adverse to the Series D Rights, then such alteration or change shall require the consent of the holders of the Series D and Series D-1 Preferred Stock;

                                     (4) redeem, purchase or otherwise acquire
          (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or Series A Preferred Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal;

                                     (5) amend or waive any provision of the
         Corporation's Certificate of Incorporation or Bylaws; provided that if such amendment or waiver has the effect of affecting the Series D Rights in a manner adverse to the Series D Rights, then such alteration or change shall require the consent of the holders of the Series D and Series D-1 Preferred Stock; or

                                     (6) pay, set aside for payment or declare
          any dividends on the Series A Preferred Stock or the Common Stock (other than dividends payable in Common Stock).

                           (b) So long as at least an aggregate of 1,800,000 shares of the combined Series B, Series C, Series D and Series D-1 Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or Recapitalizations), the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of the Series B, Series C, Series D and Series D-1 Preferred Stock, voting together as a class, effect a transaction described in
         Section 2(c)(i) above.

                  7. STATUS OR CONVERTED STOCK. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         (C)      COMMON STOCK.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, (i) if any shares of Preferred Stock are outstanding the assets of the Corporation shall be distributed as provided in
Section 2 of Article IV(B) and (ii) if no shares of Preferred Stock are outstanding, the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                  3. Redemption.  The Common Stock is not redeemable.

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

         The Board of Directors of the Corporation has the power to adopt, amend and repeal any or all of the bylaws of the Corporation.

                                   ARTICLE VI

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

                  (A) The election of directors need not be by written ballot.

                  (B) (i) The number of directors of the Corporation shall be such number, not less than three nor more than thirteen, as shall be specified from time to time in the manner provided in the bylaws, provided that no action decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided further that no action shall be taken by the directors (whether through amendment to the bylaws or otherwise) to increase the number of directors as specified from time to time unless at least three-quarters (75%) of the directors then in office shall concur in said action.

                      (ii) Effective upon the declaration of effectiveness by the Securities and Exchange Commission of the Corporation's registration statement for the sale of Common Stock pursuant to an IPO (the "Effective Date"), the Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the first annual meeting of stockholders following the Effective Date and until their successors are duly elected and qualified or until their earlier resignation, death or removal; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting following the Effective Date and until their successors are duly elected and qualified or until their earlier resignation, death or removal, and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting following the Effective Date and until their successors are duly elected and qualified or until their earlier resignation, death or removal. At each annual meeting of the Corporation the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier resignation or removal. Prior to the Effective Date, the stockholders of the Corporation shall adopt a resolution designating, from among the members of the Board of Directors at the time of adoption of such resolution, directors to serve as Class I Directors, Class II Directors and Class III Directors.

                      (iii) Notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, (1) vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by the sole remaining director, even though less than a quorum of the Board of Directors, (2) any director elected in accordance with clause (1) of this Section VI(B)(iii) shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified, (3) the number of directors shall be fixed only by a vote of the Board of Directors, (4) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors and (5) stockholders may effect the removal of any director or directors only for cause, any such removal for cause requiring the affirmative vote or holders of a majority of the shares outstanding and entitled to vote in the election of directors.

                                   ARTICLE VII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term of terms of office.

                                  ARTICLE VIII

         (A) The Corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized in advance by the Board of Directors of the Corporation.

         (B) The right to indemnification conferred in this Article VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

         (C) If a claim under subsections (A) or (B) of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this
Article VIII or otherwise shall be on the Corporation.

         (D) The rights to indemnification and advancement of expenses conferred in this Article VIII shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation or bylaws, as they may be amended or restated from time-to-time, any agreement, vote of stockholders or disinterested directors, or otherwise. No amendment or repeal of this Article VIII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         (E) The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         (F) For purposes of this Article VIII references to the "Corporation" shall include any subsidiary of the Corporation from and after the acquisition thereof by the Corporation, so that any person who is a director, officer, employee or agent of such subsidiary after the acquisition thereof by the Corporation shall stand in the same position under the provisions of this
Article VIII as such person would have had such person served in such position for the Corporation.

         (G) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE IX

         Subject to any conditions imposed by law, the Corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes Sections 10-2701 et seq., or any successor thereto.

         The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         Executed at Scottsdale, Arizona, on February 2, 1999.


                                        /s/ Peter J. Moriarty
                                     ------------------------------------------
                                     Peter J. Moriarty, Chairman of the Board of
                                     Directors and Chief Executive Officer

                                        /s/ Lyle R. Scritsmier
                                     ------------------------------------------
                                     Lyle R. Scritsmier, Secretary